EXHIBIT 5.1

VEDDER PRICE                          VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.
                                      222 NORTH LASALLE STREET
                                      CHICAGO, ILLINOIS 60601
                                      312-609-7500
                                      FACSIMILE: 312-609-5005

                                      OFFICES IN CHICAGO, NEW YORK CITY
                                      AND ROSELAND, NEW JERSEY







                                                                October 6, 2004



Wintrust Financial Corporation
727 North Bank Lane
Lake Forest, Illinois 60045


         Re:      Registration Statement on Form S-3
                  ----------------------------------

Dear Ladies and Gentlemen:

         We have acted as counsel to Wintrust Financial Corporation, an Illinois corporation (the "Company") in connection with the filing of a shelf Registration Statement on Form S-3 (as amended, the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for the purpose of registering
(i) up to $200,000,000 aggregate amount of (a) Trust Preferred Securities to be offered and sold from time to time on a delayed basis by Wintrust Capital Trust VI, a Delaware statutory business trust ("Capital Trust"), and (b) Common Stock, Preferred Stock, Debt Securities, Units, Warrants and Purchase Contracts (collectively, the "Securities") to be offered and sold from time to time on a delayed basis by the Company, and (ii) the Guarantee and the Junior Subordinated Debentures to be issued by the Company to Capital Trust in connection with the issuance of any Trust Preferred Securities by Capital Trust. All capitalized terms not otherwise defined herein have the meanings set forth in the Registration Statement.

         In rendering this opinion, we have reviewed (i) the Company's amended and restated articles of incorporation and amended by-laws, each as amended to date; (ii) certain resolutions of the Company's Board of Directors (the "Board Resolutions"); (iii) the Registration Statement, including the prospectus filed therewith constituting a part of the Registration Statement and the exhibits to the Registration Statement, including without limitation (a) the form of Amended and Restated Trust Agreement to be entered into by and among the Company, the Delaware Trustee, the Property Trustee and the Administrative Trustees (the "Trust Agreement"), pursuant to which the Trust Preferred Securities are to be issued, (b) the form of Indenture to be entered into by and between the Company and Wilmington Trust Company, as indenture trustee (the "Subordinated Debentures Indenture") which will govern the Junior Subordinated Debentures to be issued by the Company, (c) the form of Preferred Securities Guarantee Agreement to be entered into by and between the Company and the Guarantee Trustee (the "Guarantee Agreement"), pursuant to which the Company will guarantee certain obligations of the Trust with respect to the Preferred Securities, (d) the form of Indenture to be entered into by and between the Company and BNY Midwest Trust Company as indenture trustee, as the same may be supplemented from time to


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VEDDER PRICE

Wintrust Financial Corporation
Wintrust Capital Trust VI
October 6, 2004
Page 2


time (the "Debt Securities Indenture"), which will govern the Debt Securities to be issued by the Company, and (e) those exhibits that have been incorporated by reference to the Registration Statement; and (iv) such other proceedings, documents and records and such questions of law as we have deemed necessary or appropriate to enable us to render this opinion.

         In so acting, we have also examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed herein.

         We have assumed that (i) the Securities will have been specifically authorized for issuance by the Company's Board of Directors or an authorized committee thereof, (ii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, (iii) any Securities consisting of Common Stock or Preferred Stock, including Common Stock or Preferred Stock issuable upon conversion, exchange or exercise of any Security being offered, will have been duly authorized and issued, and the certificates evidencing the same will have been duly executed and delivered, against receipt of the consideration approved by the Company which will be no less than the par value thereof, (iv) the Commission will have entered an appropriate order declaring effective the Registration Statement, as amended, (v) a prospectus supplement will have been filed with the Commission describing the Securities offered thereby, (vi) all Securities will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Prospectus and the applicable prospectus supplement, (vii) a definitive purchase, underwriting or similar agreement with respect to the Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, and (viii) the terms of the Securities will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

         With respect to the issuance and sale of any series of Preferred Stock, we have assumed that an appropriate statement of resolution establishing series or an amendment to the Company's amended and restated articles of incorporation, setting forth the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications and restrictions thereof, with respect to such series of Preferred Stock will have been duly adopted by the Company's Board of Directors and filed with and accepted by the Secretary of State of the State of Illinois.

         With respect to the issuance and sale of any Purchase Contracts, we have assumed that (i) the Company will have entered into Purchase Contracts that conform in all material respects to


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VEDDER PRICE

Wintrust Financial Corporation
Wintrust Capital Trust VI
October 6, 2004
Page 3

the description thereof in the Registration Statement and any prospectus supplement relating thereto and will be governed by the laws of the state of Illinois, (ii) the Purchase Contracts will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (iii) the terms of the Purchase Contracts and the underlying Securities relating thereto and of their issuance and sale will have been duly established, and (iv) the Purchase Contracts will be issued and sold, against delivery of the applicable consideration.

         With respect to the issuance and sale of any Warrants, we have assumed that (i) the Company will have entered into a warrant agreement or similar agreement with respect to the sale of any Warrants that conforms in all material respects to the description thereof in the Registration Statement and any prospectus supplement relating thereto and will be governed by the laws of the state of Illinois (the "Warrant Agreement"), (ii) the Warrant Agreement will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (iii) the terms of the Warrants, including the underlying Securities relating thereto, and of their issuance and sale will have been duly established in conformity with the Warrant Agreement, and (iv) the Warrants will be duly executed and countersigned in accordance with the Warrant Agreement and issued and sold, against the delivery of the applicable consideration.

         With respect to the issuance and sale of any Units, we have assumed that (i) the Company will have established the Units, including the component Securities contained therein, and the documents evidencing and used in connection with the issuance and sale of Units, which documents will conform in all material respects to the description thereof in the Registration Statement and any prospectus supplement relating thereto and will be governed by the laws of the state of Illinois (the "Unit Documents"), (ii) the Units and Unit Documents will have been duly executed, authorized and delivered by each of the parties thereto in accordance with their respective terms and provisions, (iii) the terms of the Units and of their issuance and sale will have been duly established in conformity with the Unit Documents, and (iv) the Units will be issued and sold as contemplated in the Unit Documents, against delivery of the applicable consideration.

         With respect to the issuance and sale of any Debt Securities, we have assumed that (i) the Debt Securities Indenture will have been duly executed and delivered by the Company and the trustee named therein, and (ii) the Debt Securities, when issued, will be executed, authenticated, issued and delivered
(a) against receipt of the consideration therefor approved by the Company and
(b) as provided in the Debt Securities Indenture relating thereto.

         With respect to the issuance and sale of any Junior Subordinated Debentures, we have assumed that (i) the Subordinated Debentures Indenture will have been duly executed and delivered by the Company and the trustee named therein, and (ii) the Junior Subordinated Debentures, when issued, will be executed, authenticated, issued and delivered (a) against receipt


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VEDDER PRICE

Wintrust Financial Corporation
Wintrust Capital Trust VI
October 6, 2004
Page 4

of the consideration therefor approved by the Company and (b) as provided in the Subordinated Debentures Indenture relating thereto.

         Based upon the foregoing, we are of the following opinions:

         1. Any Securities consisting of Common Stock or Preferred Stock, when issued and sold in the manner described in the Registration Statement and any applicable prospectus supplement relating thereto, will be duly authorized, validly issued, fully paid and non-assessable.

         2. Any Securities consisting of Debt Securities will, when issued in accordance with the terms of the Debt Securities Indenture and as described in the Registration Statement and any prospectus supplement relating thereto, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as such enforceability may be (y) limited by bankruptcy, insolvency, reorganization, rehabilitation, moratorium, fraudulent conveyance, marshalling or other laws affecting the enforcement of creditors' rights and remedies, and (z) subject to principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), public policy, applicable law relating to fiduciary duties, and judicial imposition of an implied covenant of good faith and fair dealing, and principles regarding successor liability, equitable subordination, substantive consolidation of entities and the adequacy of consideration for a person's guarantee of its affiliate's obligations.

         3. Any Securities consisting of Warrants, when issued and sold in accordance with the terms of the Warrant Agreements and as described in the Registration Statement and any applicable prospectus supplement relating thereto, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms except as such enforceability may be (y) limited by bankruptcy, insolvency, reorganization, rehabilitation, moratorium, fraudulent conveyance, marshalling or other laws affecting the enforcement of creditors' rights and remedies, and (z) subject to principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), public policy, applicable law relating to fiduciary duties, and judicial imposition of an implied covenant of good faith and fair dealing, and principles regarding successor liability, equitable subordination, substantive consolidation of entities and the adequacy of consideration for a person's guarantee of its affiliate's obligations.

         4. Any Securities consisting of Purchase Contracts, when issued and sold in accordance with the terms of the Purchase Contracts and as described in the Registration Statement and any applicable prospectus supplement relating thereto, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms except as such enforceability may be (y) limited by bankruptcy, insolvency,

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VEDDER PRICE

Wintrust Financial Corporation
Wintrust Capital Trust VI
October 6, 2004
Page 5

reorganization, rehabilitation, moratorium, fraudulent conveyance, marshalling or other laws affecting the enforcement of creditors' rights and remedies, and
(z) subject to principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), public policy, applicable law relating to fiduciary duties, and judicial imposition of an implied covenant of good faith and fair dealing, and principles regarding successor liability, equitable subordination, substantive consolidation of entities and the adequacy of consideration for a person's guarantee of its affiliate's obligations.

         5. Any Securities consisting of Units, when issued and sold in accordance with the terms of the Unit Documents and as described in the Registration Statement and any applicable prospectus supplement relating thereto, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms except as such enforceability may be (y) limited by bankruptcy, insolvency, reorganization, rehabilitation, moratorium, fraudulent conveyance, marshalling or other laws affecting the enforcement of creditors' rights and remedies, and (z) subject to principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), public policy, applicable law relating to fiduciary duties, and judicial imposition of an implied covenant of good faith and fair dealing, and principles regarding successor liability, equitable subordination, substantive consolidation of entities and the adequacy of consideration for a person's guarantee of its affiliate's obligations.

         6. Any Junior Subordinated Debentures to be issued by the Company to Capital Trust will, when issued in accordance with the terms of the Subordinated Debentures Indenture and as described in the Registration Statement and any prospectus supplement relating thereto, constitute valid and binding obligations of the Company in accordance with their terms except as such enforceability may be (y) limited by bankruptcy, insolvency, reorganization, rehabilitation, moratorium, fraudulent conveyance, marshalling or other laws affecting the enforcement of creditors' rights and remedies, and (z) subject to principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), public policy, applicable law relating to fiduciary duties, and judicial imposition of an implied covenant of good faith and fair dealing, and principles regarding successor liability, equitable subordination, substantive consolidation of entities and the adequacy of consideration for a person's guarantee of its affiliate's obligations.

         7. The Guarantee, when provided by the Company in accordance with the terms of the Guarantee Agreement and as described in the Registration Statement and any prospectus supplement relating thereto upon issuance of the Trust Preferred Securities in accordance with the terms described in the Registration Statement any prospectus supplement relating thereto, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as such enforceability may be (y) limited by bankruptcy, insolvency, reorganization, rehabilitation, moratorium, fraudulent conveyance, marshalling or other laws affecting the enforcement of creditors' rights and remedies, and (z) subject to

VEDDER PRICE

Wintrust Financial Corporation
Wintrust Capital Trust VI
October 6, 2004
Page 6

principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), public policy, applicable law relating to fiduciary duties, and judicial imposition of an implied covenant of good faith and fair dealing, and principles regarding successor liability, equitable subordination, substantive consolidation of entities and the adequacy of consideration for a person's guarantee of its affiliate's obligations.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name under the caption "Legal Matters" in the Prospectus. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                    Very truly yours,

                                    /S/ VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.